*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

HORIZON BANCORP	Meeting Information Meeting Type: Annual For holders as of: March 1, 2010 Date: May 6, 2010 Time: 6:00 PM EDT Location: Clarion Inn 5820 S. Franklin Street Michigan City, IN 46360

HORIZON BANCORP ATTN: MARY MCCOLL 515 FRANKLIN SQUARE MICHIGAN CITY, IN 46360
You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions

Before You Vote

How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT    ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: 2) BY TELEPHONE: 3) BY E-MAIL*:	www.proxyvote.com 1-800-579-1639 sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2010 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees:

01) Susan D. Aaron 02) Charley E. Gillispie	03) Larry N. Middleton Jr. 04) Robert E. Swinehart

The Board  of Directors  recommends   that  you  vote FOR proposals   2,  3 and  4 and  AGAINST proposal   5.

2.	Advisory Vote on Executive Compensation

3.	Amendment of 2003 Omnibus Equity Incentive Plan

4.	Ratification of Appointment of BKD, LLP

5.	Shareholder Proposal to Declassify Board of Directors

6.	In their discretion, on such other business as may properly be brought before the Annual Meeting or any adjournment of the Annual Meeting.

ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING,  THIS PROXY WILL BE VOTED IN  ACCORDANCE WITH THE BEST JUDGMENT   OF THE PROXIES  NAMED ABOVE. THIS PROXY,  WHEN PROPERLY  EXECUTED,  WILL BE VOTED  AS DIRECTED, OR IF NO DIRECTION  IS INDICATED,  WILL BE VOTED FOR THE FOUR NOMINEES  STATED ABOVE AND FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5.

M22385-P89350